EXHIBIT 10.5
                              EMPLOYMENT AGREEMENT


      THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 28th day of August, 2003 by and between iSecureTrac CORPORATION, a Delaware corporation, having its principal offices at 5022 South 114th Street, Omaha, NE 68137 (hereinafter referred to as the "Company"), and JOHN A. SCIORTINO, AN INDIVIDUAL RESIDING AT 2374 JESSAMY COURT, HARRISBURG, PENNSYLVANIA 17112 (hereinafter referred to as the "Executive"). This Agreement shall be effective as of August 28, 2003 ("Effective Date").


                                   WITNESSETH:

      WHEREAS, the Executive has demonstrated unique qualifications to act in an executive capacity for the Company, and the Company expects that Executive's contribution will be substantial and meritorious; and

      NOW THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. EMPLOYMENT. The Company agrees to employ the Executive, and the Executive agrees to accept such employment, all in accordance with the terms of this Agreement.

      2. CAPACITY AND DUTIES. The Executive shall serve as President and General Manager of Tracking Systems Corporation (TSC), a wholly owned subsidiary of the Company and serve in such other offices as he may be appointed or elected to from time to time. The Executive shall perform the duties assigned to him by the Chairman of the board of directors of the Company (the "Board") and the President of the Company to the best of his ability in a diligent, trustworthy, businesslike, and efficient manner for the purposes of advancing the business of the Company and, to this end, will devote his full time and attention to the business of the Company. Furthermore, Executive shall comply with the Company's rules and regulations as may be set forth in the Company's Employee Handbook, or similar document. In the event Executive observes unlawful acts or practices by the Company, he shall promptly notify the President of the Company or the Chairman of the Board of Directors, as he may deem appropriate. If the Executive is elected as a director of the Company or as a director of any of the Company's affiliates or subsidiaries, the Executive will fulfill his duties as such director without any additional compensation.

      3. TERM. The term of Executive's employment hereunder (the "Employment Period") shall commence on the "Effective Date and continue on an indefinite basis, unless earlier terminated hereunder.

      4. COMPENSATION.

            (a) BASE SALARY. For all services rendered by the Executive under this Agreement, the Company shall pay the Executive an annual salary of One Hundred Seventy Thousand dollars, payable in semi-monthly installments beginning August 16, 2003 ("Salary").

            (b) EXPENSES. To the extent not otherwise paid for by the Company, the Company will reimburse the Executive for reasonable and necessary expenses incurred in promoting the Company's business, including expenses for travel and entertainment, such reimbursement to be made periodically upon presentation of appropriate receipts or other substantiation.

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            (c) PLANS.  The Executive  will be permitted to  participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, vacation and other employee benefit plans of the Company that may be in effect from time to time, to the extent that the Executive is eligible under the terms of those plans. Unless stated otherwise in this Agreement, Executive's benefits under any such plans shall be the same as those extended to other employees of the Company and as may be published by the Company from time to time.

            (d) TAXES, ETC. All compensation payable to Executive hereunder is stated in gross amount and shall be subject to all applicable withholding taxes and other normal payroll deductions and any other amounts required by law to be withheld.

            (e) QUARTERLY BONUSES. Executive shall receive a bonus of $10,000 for each of the third and fourth fiscal quarters for 2003 (each a "Quarterly Bonus"), PROVIDED THAT TSC meets or exceeds, on an un-audited basis, the following revenue targets projected for said fiscal quarters (each a "Quarterly Target"):

            3rd Quarter, 2003:      $860,861
            4th Quarter, 2003:      $884,253

            In the event TSC's actual revenue for a fiscal quarter is less than the corresponding Quarterly Target, the corresponding Quarterly Bonus shall be reduced by the same percentage by which actual revenue was less than the corresponding Quarterly Target.


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            (f)  ANNUAL  BONUS  FOR  2003.  Executive  shall  receive a bonus of
      $20,000 for fiscal 2003 ("Annual Performance Bonus"), PROVIDED THAT TSC meets or exceeds, on an un-audited basis, the following revenue target projected for fiscal 2003 ("Annual Target"):

                              $3,413,145

            In the event TSC's actual revenue for fiscal 2003 is less than the Annual Target, the Annual Performance Bonus shall be reduced by the same percentage by which actual revenue for fiscal 2003 was less than the Annual Target.

            (g) ANNUAL BONUS AFTER 2003. After 2003, Executive and the Board shall agree, on an annual basis to a bonus plan ("Annual Bonus Plan") under which Executive may earn certain bonuses up to fifty percent (50%) of his annual salary. The Annual Bonus Plan shall be reasonable and attainable and shall contain measurable quarterly and annual goals. The Annual Bonus Plan shall be determined by the Compensation Committee of the Board of Directors in consultation with Executive and shall be reviewed for reasonability with respect to any changed circumstances effecting Executive's ability to achieve the quarterly and annual goals. Furthermore, the Annual Bonus Plan for Executive shall be, at a minimum, at the level of any Senior Vice President in terms of earnable bonuses. In the event the Annual Bonus Plan is not acceptable to Executive, he may appeal any perceived deficiencies to the full Board and the Board shall thereupon make the final determination as to the contents of the Annual Bonus Plan.

      5. STOCK INCENTIVES.

            (a) The Company's stockholders approved the Company's 2001 Omnibus Equity Incentive Plan (the "Plan") on June 15, 2001. Subject to the terms and conditions of the Plan, the Company hereby grants to the Executive options to purchase in the aggregate 250,000 shares of the Company's common stock (the "Options"). The Options will furthermore be subject to the terms and conditions described in the applicable notice of grant of stock option and stock option agreement and the vesting requirements set forth in this Section 5. The exercise price of each of these Options shall be a sum equal to eighty-five percent (85%) of the average daily closing price of the Company's common stock on the so-called OTC Bulletin Board or other nationally recognized exchange for the first full week immediately preceding the date on which the Options were granted pursuant to this
      Section 5 (the "Exercise Price"). The Options shall vest and become exercisable with respect to the first 10,417 shares subject thereto when the Executive completes one month of continuous service from July __, 2003 and with respect to an additional 10,417 shares subject thereto when Executive completes each month of continuous service thereafter until all 250,000 shares have vested or until termination of employee's service. In lieu of the foregoing Options, the Company may grant Executive Options not subject to the Plan, but on the same or similar terms.

            (b) IN ADDITION TO THE OPTIONS GRANTED ABOVE, the Company hereby grants Executive options to purchase 250,000 shares of the Company's common stock (the "Performance Options") at an exercise price of $0.47
      (forty seven cents) per share. The Performance Options shall vest and become exercisable on March 31, 2004 as follows: 100% of the Performance Options in the event the audited financial statements of Transaction Systems Corporation (TSC) for the fiscal year 2003 report actual revenue to have met or exceeded the Annual Target. In the event TSC's actual revenue for fiscal 2003 is less than the Annual Target, the Performance Options shall be reduced by the same percentage by which actual revenue for fiscal 2003 was less than the Annual Target.

            (c) The Company shall, within a reasonable period not to exceed six months, register the shares underlying the Options issued to Executive if


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      such  shares are not already  registered.  The term  "registered"  for the purposes of this Section 5(c) refers to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, and the declaration or ordering of effectiveness of such registration statement.

            (d) Notwithstanding any provision to the contrary contained herein, Executive acknowledges and agrees that by signing this Agreement he agrees not to sell any of the Company's Equity Securities (whether acquired pursuant to this agreement or otherwise) at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit such sale. Executive further acknowledges and agrees that this restriction will apply, to any position that he may now, or in the future hold with the Company, whether as an employee, consultant or director of the Company or any subsidiary of the Company. Company policies restricting such sale shall no longer apply upon termination of Executive's employment with the Company.

      6.    TERMINATION BY COMPANY.

            6.1 TERMINATION FOR CAUSE. The Company shall not terminate Executive's employment hereunder for any reason during the first twelve
      (12) calendar months following the Effective Date of this Agreement ("Initial Period"), except for "good cause". For purposes of this Section 6.1, the term "good cause" shall mean (i) willful misconduct; (ii) dishonesty; (iii) conviction of a felony; (iv) theft; (v) unethical business conduct; (vi) illegal substance abuse; (vii) the failure of Executive, for any reason, within thirty (30) days after receipt by Executive of written notice thereof from the Company, to correct, cease, or otherwise alter any bona fide and documented insubordination, failure to comply with instructions, or other action or omission to act that materially or adversely affect its business or operations.

            6.2 EMPLOYMENT AT WILL. Executive acknowledges that except during the Initial Period, he is an employee-at-will. At any time following the Initial Period, the Company shall have the right, at any time, for any reason or for no reason at all, to terminate Executive's employment upon ninety (90) days written notice to Executive.

      7. TERMINATION BY EXECUTIVE. Executive has the right to terminate his employment under this Agreement for any reason or without reason upon thirty
(30) days prior written notice to the Company.

      8. EFFECT OF RESIGNATION. Upon the termination of Executive's employment with the Company for any reason, Executive shall be deemed to have automatically resigned from any position he may hold with the Company, including any offices or board memberships with the Company and/or its affiliates or subsidiaries. Such resignation shall be deemed effective immediately without the requirement that a written resignation be delivered. The Executive shall execute any agreements to further effectuate such resignations that are reasonably requested by the Company.

      9. COMPENSATION AFTER TERMINATION. Executive shall be paid his full Salary for the entire Initial Period, regardless of whether Executive's employment with the Company is terminated by the Company or Executive terminates his employment with the Company at any time during the Initial Period. In the event Executive's employment with the Company is terminated, for any reason, after the Initial Period, he shall be entitled to his pro-rata annual compensation following his date of termination up to extent of the notice period, plus any accrued but unused vacation time up to the date of termination. In addition, he shall be entitled to those stock options which have vested or will vest up to the extent of the notice period

      10. CONFIDENTIAL INFORMATION. The Executive acknowledges that he has had and will have access to certain information related to the business, operations, future plan and customers of the Company, the disclosure or use of which could cause the Company substantial losses and damages. Accordingly, during the term of this Agreement and for one (1) calendar year thereafter, Executive shall keep secret and retain in the strictest confidence, and shall not, without the prior written consent of the Board, furnish, make available, or disclose to any third party or use for the benefit of himself or for the benefit of any third party, any Confidential Information. "Confidential Information" shall mean files, trade secrets or other confidential information concerning the business, supplier, customers, computer software or its applications, financial data, methods, procedures, systems, practices, policies, operations, financing, or services of the Company and, in addition, such other information not generally known in the business that is disclosed to Executive or known by him as a consequence of his employment by the Company, whether or not pursuant to this Agreement; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Executive. Furthermore, Confidential Information, for purposes of this Agreement, shall not include any information which is the personal knowledge of Executive based on his experience.

      11. INVENTIONS. Each Invention shall belong exclusively to the Company. The Executive acknowledges that all of the Inventions are works made for hire and the property of the Company, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Company all of the Executive's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Inventions. The term "Invention" shall mean any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Company, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Company, that is based upon or uses Confidential Information. Furthermore, the Executive covenants that he will promptly:

      (a)   disclose to the Company in writing any Invention;

      (b) assign to the Company or to a party designated by the Company, at the Company's request and without additional compensation, all of the Executive's right to the Invention for the United States and all foreign jurisdictions;

      (c) execute and deliver to the Company such applications, assignments, and other documents as the Company may request in order to apply for and obtain patents or other registrations with respect to any Invention in the United States and any foreign jurisdictions;

      (d)   sign all other papers necessary to carry out the above  obligations;
            and

      (e) give testimony and render any other assistance in support of the Company's rights to any Invention.

      12. RETURN OF COMPANY MATERIALS UPON TERMINATION. Executive acknowledges that all price lists, manuals, catalogs, binders, customer lists and other customer information, supplier lists, financial information, and other records or documents containing Confidential Information prepared by Executive or coming into Executive's possession by virtue of Executive's employment by the Company is and shall remain the property of the Company upon termination of Executive's employment hereunder. Executive shall immediately return all such items in his possession to the Company, together with all copies thereof.

      13. RIGHT TO INJUNCTIVE RELIEF. The Executive agrees and acknowledges that a violation of the covenants contained in Sections 8, 10, 11 and 12 of this Agreement will cause irreparable damage to the Company, and that it is and will be impossible to estimate or determine the damage that will be suffered by the Company in the event of a breach by the Executive of any such covenant. Therefore, the Executive further agrees that in the event of any violation or threatened violation of such covenants, the Company shall be entitled as a matter of course to an injunction out of any court of competent jurisdiction restraining such violation or threatened violation by the Executive, such right to an injunction to be cumulative and in addition to whatever other remedies the Company may have.

      14. REPRESENTATION BY THE EXECUTIVE. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his duties and obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or by which he is bound, and that he is not now subject to any covenant against competition or similar covenant which would affect the performance of his duties hereunder.

      15. COVENANT OF NON-COMPETITION. Executive agrees that he shall not, during the Employment Period and for a period of twelve (12) months thereafter, engage in any business or activities, whether directly or indirectly, which is competitive with the Company.

      16. ASSIGNMENT. This Agreement is personal and shall in no way be subject to assignment by the Executive or the Company without the permission of the other provided, however, that the Company shall have the right to assign all or any part of its rights or obligations under this Agreement to (i) any affiliate or subsidiary of the Company, or (ii) the purchaser of all or substantially all of the assets of the Company.

      17. ENFORCEABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      18. NOTICES. All notices and communications required or permitted to be given hereunder shall be given by delivering the same in hand or by mailing the same by certified or registered mail, return receipt requested, postage prepaid, as follows:

      If sent to the Company, to:       iSecureTrac Corporation
                                        Attn:  Jim Stark, President
                                        5022 So. 114th Street
                                        Omaha, Nebraska 68137
                                        Facsimile No.: (402) 537-9847

            With a copy to:             John Heida
                                        iSecureTrac Corporation
                                        5022 So. 114th Street
                                        Omana, Nebraska 68137

      If to the Executive:              John A. Sciortino
                                        2374 Jessamy Court
                                        Harrisburg, PA 17112

            With a copy to:             Tony Foschi
                                        Shumaker Williams, P.C.
                                        3425 Simpson Ferry Road
                                        Camp Hill, PA 17011

            And a further copy to:      Paul J. Gardner
                                        Dwyer, Smith, Gardner, et al.
                                        8712 West Dodge Road
                                        Suite 400
                                        Omaha, NE 68114-3431

or such other address as either party shall have furnished to the other by like notice. Notices shall be effective as of the date of such delivery or mailing.

      19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties in relation to the subject matter hereof and there are no promises, representations, conditions, provisions or terms related thereto other than those set forth in this Agreement. This Agreement supersedes all previous understandings, agreements and representations between the Company and the Executive regarding the Executive's employment by the Company, written or oral.

      20. GOVERNING LAW; JURISDICTION. This Agreement shall be construed under and be governed in all respects by the internal laws, and not the laws pertaining to choice or conflicts of law, of the State of Nebraska. Any actions or proceedings seeking to enforce any provision of this Agreement shall be brought only in the federal or state courts situated in Douglas County, Nebraska and each of the Parties hereby consents to the exclusive jurisdiction of such courts and waives any objection to venue or personal jurisdiction.

      21.  WAIVER;  AMENDMENT.  No  waiver in any  instance  by any party of any provision of this Agreement shall be deemed a waiver by such party of such provision in any other instance or a waiver of any other provision hereunder in any instance. This Agreement cannot be modified except by written amendment to this Agreement duly executed by both parties. Any oral agreements or understandings between Executive and the Company intended to modify the terms of this Agreement shall be null and void.

      22. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one in the same Agreement.

      23. HEADINGS. INTERPRETATION. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

      24. SURVIVAL. Sections 8, 10, 11, 12, 13 and 14 shall survive and continue in full force and effect in accordance with their terms and conditions notwithstanding any termination of the Executive's employment hereunder.

      IN WITNESS WHEREOF, Company has caused its duly authorized officers to execute this Agreement, and Executive has executed this Agreement as of the day and year first above written.

                             iSecureTrac CORPORATION


                             /s/ Michael P. May
                             ------------------------------
                             Michael P. May, Chairman



                             EXECUTIVE:

                             /s/ John A. Sciortino
                             ------------------------------

                             ------------------------------